Exibit 5
Opinion of Gregory M. Wilson

                                Gregory M. Wilson
                                 Attorney at Law
                              18610 East 32nd Ave.
                              Greenacres, WA 99016
                               Tel. (509) 891-8373
                               Fax (509) 891-8382

November 30, 2000

Tidelands Oil & Gas Corporation
13330 Leopard St., Ste. 26
Corpus Christi, TX 78410

Re: Tidelands Oil & Gas:      Registration Statement on Form SB-2
                       File Number 33-xxxxx (the "Registration Statement")

Gentlemen:

         You have requested our opinion, as counsel for Tidelands Oil & Gas Corporation, a Nevada corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"),under the Securities Act of 1933, filed by the Company with the Securities and Exchange Commission for the sale of 30, 785,714 shares (the "Registered Shares") of common stock, $.001 par value (the "Common Stock"), by the selling securityholders named in the Registration Statement, including: (i) up to 26,785,714 shares of common stock held by or issuable to certain selling securityholders; and (ii) up to 4,000,000 shares of common stock issuable upon exercise of common stock warrants issued or issuable to certain selling securityholders.

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing and in reliance thereon, we are of the opinion that the 26,785,714 shares of common stock held by or issuable to certain selling securityholders are, and the 4,000,000 shares of common stock issuable upon exercise of common stock warrants, when issued will be, duly and validly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

Sincerely,


 /s/ Gregory M. Wilson
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Gregory M. Wilson